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                                                                    Exhibit 23.3


INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of The Kroll-O'Gara Company
Fairfield, Ohio

We consent to the use in this registration statement of The Kroll-O'Gara Company on Form S-4 of our report dated March 13, 1997 (August 8, 1997 as to Notes 7 and 17 to the financial statements) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ DELOITTE & TOUCHE LLP

New York, New York
March 5, 1999